Exhibit 99.46

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 4, 2026 (this “Agreement”), is entered into by and among Pershing Square Holdings, Ltd., a limited company organized under the laws of Guernsey (the “Purchaser”), Howard Hughes Holdings Inc., a Delaware corporation (the “Company”) and Howard Hughes Insurance Holdings, LLC, a Delaware limited liability company (the “InsuranceCo”).

RECITALS

WHEREAS, Purchaser has, pursuant to the terms of that certain Subscription Agreement, dated as of the date thereof, by and between the Purchaser, Company and InsuranceCo (the “Subscription Agreement”), agreed, among other things, to purchase one hundred forty thousand (140,000) shares of the Series A Non-Voting Exchangeable Perpetual Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”);

WHEREAS, the Series A Preferred Stock is, in specified circumstances, exchangeable into a number of common units of InsuranceCo (the “InsuranceCo Common Units”), subject to the terms and conditions of the Certificate of Designations of Series A Preferred Stock, dated as of the date hereof (the “Certificate of Designations”) and the Subscription Agreement (such exchange, the “InsuranceCo Exchange”);

WHEREAS, the Company and the Purchaser desire to define certain registration rights with respect to the InsuranceCo Common Units and certain other securities on the terms and subject to the conditions herein set forth in order to assure that the InsuranceCo Common Units shall, following the InsuranceCo Exchange, be freely transferable by the Holder in accordance with applicable laws; and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

Section 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” of any particular Person shall mean any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise;

“Agreement” shall have the meaning set forth in the Preamble hereto;

“Business Day” shall mean any day other than (i) a Saturday, (ii) a Sunday, or (iii) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order;

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“Certificate of Designations” shall have the meaning set forth in the Recitals hereto;

“Company” shall have the meaning set forth in the Preamble hereto;

“Demand Notice” shall have the meaning set forth in Section 2.1(a) hereof;

“Exchange” shall mean the New York Stock Exchange, the Nasdaq Stock Market or any successor to any of the foregoing.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same may be amended and shall be in effect from time to time;

“FINRA” shall mean the Financial Industry Regulatory Authority;

“Holder” shall mean any holder of Series A Preferred Stock or Registrable Securities subject to this Agreement, solely in their capacity as such, including Permitted Assignees;

“Indemnified Party” shall have the meaning set forth in Section 2.7(c) hereof;

“Indemnifying Party” shall have the meaning set forth in Section 2.7(c) hereof;

“Initiating Holder(s)” shall mean any Holder, with respect to the Registrable Securities as to which such Holder submits a Demand Notice pursuant to Section 2.1 hereof;

“InsuranceCo” shall have the meaning set forth in the Preamble hereto;

“InsuranceCo Common Units” shall have the meaning set forth in the Recitals hereto;

“InsuranceCo Exchange” shall have the meaning set forth in the Recitals hereto;

“Issuer Free Writing Prospectus” shall mean an “Issuer Free Writing Prospectus”, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities;

“Losses” shall have the meaning set forth in Section 2.7(a) hereof;

“Other Unitholders” shall have the meaning set forth in Section 2.1(c) hereof;

“Participating Holders” shall mean Holders participating in the Registration relating to the Registrable Securities;

“Permitted Assignee” shall have the meaning set forth in Section 3.5 hereto;

“Person” shall mean an individual, a group (including a “group” under Section 13(d) of the Exchange Act), a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or agency or political subdivision thereof;

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“Prospectus” shall mean the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus;

“Purchasers” shall have the meaning set forth in the Preamble hereto;

“Qualifying Employee Unit” shall mean (i) rights and options issued in the ordinary course of business under employee benefits plans of InsuranceCo or any predecessor or otherwise to executives in compensation arrangements approved by the Board of Directors of InsuranceCo or any predecessor and any securities issued after the date hereof upon exercise of such rights and options and options issued to employees of InsuranceCo or any predecessor as a result of adjustments to options in connection with the reorganization of InsuranceCo or any predecessor and (ii) restricted securities and restricted units issued after the date hereof in the ordinary course of business under employee benefit plans and securities issued after the date hereof in settlement of any such restricted units;

“Register”, “Registered” and “Registration” shall mean a registration effected by preparing and (i) filing a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (ii) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement;

“Registrable Securities” shall mean:

(i)	any shares of InsuranceCo Common Units acquired or held by the Purchaser on or after the date of the InsuranceCo Exchange (whether or not acquired in connection with the Subscription Agreement or otherwise);

(ii)	(A) any securities of InsuranceCo or its Affiliates issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of, any Registrable Securities described in clause (i) (the “Initial Securities”) or securities that may become Registrable Securities by virtue of clause (C); (B) any securities of InsuranceCo or its Affiliates offered wholly or partly in consideration of the Initial Securities or securities that may become Registrable Securities by virtue of clause (C) in any tender or exchange offer; or (C) any securities of InsuranceCo or its Affiliates issued as a dividend or other distribution with respect to, or in exchange for or in conversion, exercise or replacement of or offered wholly or partly in any tender or exchange offer in consideration of any Registrable Securities described in clause (A) or (B); and

(iii)	any Registrable Securities described in clause (i) or (ii) above acquired or held by a Person, for which rights and obligations have been assigned pursuant to clause (ii) of Section 3.5 and in accordance with the terms of Section 3.5 hereof;

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provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities (1) when a Registration Statement with respect to such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such Registration Statement, (2) after such securities have been sold in accordance with Rule 144 (but not Rule 144A), (3) after such securities shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by InsuranceCo, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist, (4) when such securities are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, or (5) when such securities cease to be outstanding;

“Registration Expenses” shall mean (i) any and all out-of-pocket expenses incurred by InsuranceCo and its Subsidiaries in effecting any Registration pursuant to this Agreement, including, without limitation, all (1) Registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (2)  fees and expenses of compliance with any securities or “blue sky” laws (including reasonable and documented fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered in any single transaction), (3) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, Prospectuses, Issuer Free Writing Prospectus and other documents in connection therewith and any amendments or supplements thereto, (4) security engraving and printing expenses, (5) internal expenses of InsuranceCo (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (6) fees and disbursements of counsel for InsuranceCo and fees and expenses for independent certified public accountants retained by InsuranceCo (including the expenses associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to the terms hereof), (7) fees and expenses of any special experts retained by InsuranceCo in connection with such Registration, (8) fees and expenses in connection with any review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter”, (9) reasonable and documented fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities and fees and expenses of counsel, (10) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (11) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering and (12) reasonable and documented expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the Registration, marketing or selling of the Registrable Securities in any single transaction; and (ii) reasonable and documented fees and expenses of one counsel for all of the Participating Holders, which counsel shall be selected by the Participating Holder holding the largest number of the Registrable Securities to be sold in the applicable Registration. Registration Expenses shall not include any out-of-pocket expenses of the Participating Holders;

“Registration Statement” shall mean any registration statement of InsuranceCo that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all material incorporated by reference in such registration statement;

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“Required Shelf Registration Statement” shall have the meaning set forth in Section 2.3;

“Rule 144; Rule 144A” shall mean Rule 144 and Rule 144A, respectively, under the Securities Act (or any successor provisions then in force), as the same may be amended and shall be in effect from time to time;

“S-1 Registration Statement” shall mean a registration statement of InsuranceCo on Form S-1 (or any comparable or successor form) filed with the SEC registering any Registrable Securities;

“Scheduled Black-Out Period” shall mean the period beginning at the close of trading on the fifth (5th) trading day before the end of each fiscal quarter and fiscal year-end of the Company and ending at the start of trading on the second (2nd) trading day following the date of the Company’s public filing of its quarterly report on Form 10-Q or its annual report on Form 10-K with the SEC (and the related public earnings release);

“SEC” shall mean the U.S. Securities and Exchange Commission;

“Securities Act” shall mean the Securities Act of 1933, as amended;

“security” and “securities” shall have the meaning set forth in Section 2(a)(1) of the Securities Act;

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders, other than the fees and expenses of one counsel for all of the Holders, which shall be paid for by InsuranceCo in accordance with the terms set forth in clause (ii) of the definition of “Registration Expenses” set forth herein;

“Series A Preferred Stock” shall have the meaning set forth in the Recitals hereto;

“Shelf Registration Statement” shall mean a “shelf” registration statement of InsuranceCo that covers all the Registrable Securities (and may cover other securities of InsuranceCo) on Form S-3 and under Rule 415 or, if InsuranceCo is not then eligible to file on Form S-3, on Form S-1 under the Securities Act, or any successor rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein;

“Subscription Agreement” shall have the meaning set forth in the Recitals hereto.

“Subsidiary” shall mean, with respect to a Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect a majority of the directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, (iii) a limited liability company of which such Person, or a Subsidiary of such Person, is a managing member or (iv) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person; and

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“Transaction Documents” shall mean, individually or collectively, the Subscription Agreement, the Certificate of Designations and this Agreement, in each case, as any such agreement may be amended or restated from time to time.

Section 2. REGISTRATION RIGHTS

2.1            Demand Registration.

(a)            Request for Registration. Subject to the limitations and conditions set forth in the Certificate of Designations and Section 2.1(b) hereof, if InsuranceCo shall receive from an Initiating Holder(s) a written demand (the “Demand Notice”) that InsuranceCo effect any Registration with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s) constituting at least one (1) Tranche (as defined in the Certificate of Designations) of the Series A Preferred Shares, InsuranceCo shall:

(i)	promptly give written notice of the proposed Registration to all other Holders in accordance with the terms of Section 2.2;

(ii)	use its reasonable best efforts to file a Registration Statement with the SEC in accordance with the request of the Initiating Holder(s), including without limitation the method of disposition specified therein and covering resales of the Registrable Securities requested to be registered, as promptly as reasonably practicable but no later than (x) in the case of a Registration Statement other than an S-1 Registration Statement, within thirty (30) days of receipt of the Demand Notice or (y) in the case of an S-1 Registration Statement, within sixty (60) days of receipt of the Demand Notice;

(iii)	use reasonable best efforts to cause such Registration Statement to be declared or become effective as promptly as practicable, but in no event later than ninety (90) days after the date of initial filing of a Registration Statement pursuant to Section 2.1(a)(i); and

(iv)	use reasonable best efforts to keep such Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for the period as requested in writing by the Initiating Holder(s) or such longer period as may be requested in writing by any Holder participating in such registration (which periods shall be extended to the extent of any suspensions of sales pursuant to Sections 2.1(a)(iii) or (iv));

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provided, that, at the written request of the Purchaser, the Company and InsuranceCo shall, without limitation of the foregoing undertakings, and subject to Section 2.1(b), use reasonable best efforts to cause InsuranceCo to conduct an initial public offering or direct listing concurrently with any InsuranceCo Exchange, and to cause the S-1 Registration Statement to be declared or become effective so as to permit such initial public offering or direct listing; provided, further, that InsuranceCo shall be permitted, with the consent of the Initiating Holder(s) not to be unreasonably withheld, to file a post-effective amendment or prospectus supplement to any currently effective Shelf Registration Statement (including the Required Shelf Registration Statement contemplated by Section 2.3 hereof) in lieu of an additional registration statement pursuant to Section 2.1(a) to the extent InsuranceCo reasonably determines that the Registrable Securities of the Initiating Holder(s) may be sold thereunder by such Initiating Holder(s) pursuant to their intended plan of distribution (in which case such post-effective amendment or prospectus supplement shall not be counted against the limited number of demand registrations). It shall not be unreasonable if, following the recommendation of an underwriter or if such Demand Notice specified that a S-1 Registration Statement was to be filed, the Initiating Holder(s) do not consent to InsuranceCo filing a post-effective amendment or prospectus supplement to a Shelf Registration Statement in lieu of an additional registration statement requested by the Initiating Holder(s).

(b)            Notwithstanding anything to the contrary contained herein, InsuranceCo shall not be obligated to effect, or take any action to effect, any such Registration pursuant to this Section 2.1:

(i)	in any particular jurisdiction in which InsuranceCo would be required to execute a general consent to service of process or qualify to do business in effecting such Registration, qualification or compliance, unless InsuranceCo is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(ii)	with respect to securities that are not Registrable Securities;

(iii)	if InsuranceCo has notified the Holders that in the good faith judgment of InsuranceCo, it would be materially detrimental to InsuranceCo or its security holders for such registration to be effected at such time, in which event InsuranceCo shall have the right to defer such registration for a period of not more than sixty (60) days; provided, that such right to delay a registration pursuant to this clause (iii) shall be exercised by InsuranceCo only if InsuranceCo has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights, if any; or

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(iv)	solely with respect to any Affiliate of InsuranceCo, during any Scheduled Black-Out Period; provided, that the total number of days that any such suspension, deferral or delay in registration pursuant to clauses (iii) and (iv) in the aggregate may be in effect in any one hundred eighty (180) day period shall not exceed seventy five (75) days. InsuranceCo agrees to use its reasonable best efforts to issue earnings releases as promptly as practicable following the end of quarterly reporting periods and to otherwise minimize the duration of Scheduled Black-Out Periods.

(v)	Notwithstanding anything to the contrary contained herein, if in connection with any initial public offering or direct listing demanded by the Initiating Holders the Board of Directors of InsuranceCo determines in good faith, after consultation with its outside legal counsel and independent financial advisors, that (A) InsuranceCo is unable to meet the minimum listing standards of an Exchange solely as a result of the value of shares subject to the registration demand being below the minimum size for the Exchange, provided for the avoidance of doubt that InsuranceCo shall use its reasonable efforts to, and the Initiating Holder will reasonably cooperate with InsuranceCo to, effect stock splits as applicable to meet the minimum number of shares needed for the applicable Exchange, (B) conducting such initial public offering or direct listing at the requested time would be inconsistent with the fiduciary duties of the Board of Directors of the Company or InsuranceCo to their respective shareholders or members, or (C) it would be materially detrimental to the Company or InsuranceCo and their respective shareholders or members for such initial public offering or direct listing to be effected at such time due to one or more of (1) a general suspension of, or material limitation on, trading in securities on an Exchange, (2) a material disruption in the securities settlement or clearance systems in the United States, or (3) the outbreak or escalation of hostilities, the declaration of a national emergency or martial law, or the occurrence of any other calamity or crisis that, in the good faith judgment of the Board of Directors of InsuranceCo, makes it impracticable to market or price the offering, the Board of Directors of InsuranceCo may provide written notice to the Initiating Holder(s) at least thirty (30) calendar days prior to the Target IPO Date, as set forth in the notice pursuant to Section 2.1(h) for the applicable Exchange Window, that it has elected to defer causing an initial public offering or direct listing to become effective pursuant to Section 2.1(a) for a period of up to six (6) months (the “Deferral Period”), provided that such written notice of the Deferral Period sets forth in reasonable detail the basis for InsuranceCo’s decision to defer the initial public offering or direct listing pursuant to this clause (v). For the avoidance of doubt, InsuranceCo shall continue to use its reasonable best efforts to take all actions required herein to prepare to effect such initial public offering or direct listing by the originally applicable deadline, and the foregoing deferral shall apply solely to the effectiveness of such initial public offering or direct listing. During the Deferral Period, InsuranceCo shall continue to use reasonable best efforts to effect at the earliest possible date, the initial public offering or direct listing. At the conclusion of such Deferral Period, the Initiating Holders will be entitled to make an additional demand.

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(c)            The Registration Statement filed pursuant to the request of the Initiating Holder may, subject to the provisions of Section 2.1(d) below, include shares of InsuranceCo Common Units which are held by Holders and Persons who, by virtue of agreements with InsuranceCo (other than this Agreement), are entitled to include their securities in any such Registration (such Persons, other than Holders, “Other Unitholders”). In the event the Initiating Holder(s) request a Registration pursuant to this Section 2.1 in connection with a distribution of Registrable Securities to its partners or members or any other Holder elects to participate in such Registration pursuant to Section 2.2 hereof in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

(d)            Underwriting. If the Initiating Holder(s) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise InsuranceCo as a part of the request made pursuant to Section 2.1. If Other Unitholders or Holders, to the extent they have any registration rights under Section 2.2, request inclusion of their shares of InsuranceCo Common Units in the underwriting, the Initiating Holder(s) shall offer to include the shares of InsuranceCo Common Units of such Holders and Other Unitholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose Registrable Securities are to be included in such Registration and InsuranceCo shall (together with all Other Unitholders proposing to distribute their shares of InsuranceCo Common Units through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing underwriter or underwriters selected for such underwriting by a majority-in-interest of the Holders whose Registrable Securities are to be included in such Registration subject to approval by InsuranceCo not to be unreasonably withheld (which underwriters may also include a non-bookrunning co-manager selected by InsuranceCo subject to approval by a majority-in-interest of the Holders whose Registrable Securities are to be included in such Registration); provided, however, that in the case of an initial public offering or direct listing of InsuranceCo, the managing underwriter or underwriters shall be selected by InsuranceCo subject to the approval of the Initiating Holder(s) (such approval not to be unreasonably withheld, conditioned or delayed); provided, further, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder or Other Unitholder greater than the obligations of the Holders under Section 2.7(b) or Section 2.7(d). Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters advise the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, some or all of the securities of InsuranceCo held by the Other Unitholders shall be excluded from such Registration to the extent so required by such limitation. If, after the exclusion of such shares held by such Other Unitholders, further reductions are still required due to the marketing limitation, the number of Registrable Securities included in the Registration by each Holder (including the Initiating Holder(s)) shall be reduced on a pro rata basis (based on the number of Registrable Securities requested to be included in such registration by such Holders), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration. If any Holder or Other Unitholder who has requested inclusion in such Registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to InsuranceCo, the underwriter and the Initiating Holder(s). The securities so withdrawn shall also be withdrawn from Registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, InsuranceCo and executive officers and directors of InsuranceCo (whether or not such Persons have registration rights pursuant to Section 2.2 hereof) may include its or their securities for its or their own account in such Registration if the managing underwriter or underwriters and InsuranceCo so agree and if the number of Registrable Securities and other securities which would otherwise have been included in such Registration and underwriting will not thereby be limited.

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(e)            The number of demand registrations that the Holders shall be entitled to request, and that InsuranceCo shall be obligated to undertake, pursuant to this Section 2.1 shall be unlimited; provided, that InsuranceCo shall not be obligated to undertake more than three underwritten offerings pursuant to this Section 2 during the term of this Agreement, provided, further that in no event shall InsuranceCo be required to effect more than one underwritten offering in any twelve-month period pursuant to this Section 2.

(f)            In the case of an underwritten offering under this Section 2.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Holder(s) ; provided, that in the case of an initial public offering or direct listing of InsuranceCo, the offering price and other material financial terms shall require the consent of the Company and InsuranceCo (such consent not to be unreasonably withheld, conditioned or delayed).

(g)            The Company hereby agrees that it shall and shall use its reasonable best efforts to cause InsuranceCo to cooperate in good faith and use commercially reasonable efforts to comply with their respective obligations under this Agreement. If the Company receives a Demand Notice from an Initiating Holder(s) to effect any Registration with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s), the Company shall use its reasonable best efforts to cause InsuranceCo to comply with such Demand Notice in accordance with this Section 2.1, subject to the limitations set forth in Section 2.1(b). The Company shall not take any action, or omit to take any action, that would contravene or circumvent the rights, preferences and obligations set forth in this Agreement.

(h)            No fewer than one hundred fifty (150) days prior to the commencement of each period of time during which a Holder may deliver an Exchange Notice under Section 10(a) of the Certificate of Designations (each an “Exchange Window”), the Company and InsuranceCo shall deliver to the Holders a written notice setting forth in reasonable detail (i) InsuranceCo’s hypothetical timeline for, and structure of, the initial public offering or direct listing of InsuranceCo’s Common Units, including a target date for such initial public offering or direct listing to occur during the applicable Exchange Window (the “Target IPO Date”) that would arise in the event such Exchange Notice were to be delivered and (ii) confirmation of whether the Company intends to call all outstanding Series A Preferred Shares held by the Holders prior to the next Exchange Window, and the timing and sources of financing for such repurchases. From the period such notice is received by the Holders through the last date of an Exchange Window, the Company, InsuranceCo and the Holders shall use their reasonable best efforts to evaluate and pursue an initial public offering or direct listing, with the assistance of appropriately qualified financial and legal advisors engaged by the Company, and cause InsuranceCo to successfully compete such an initial public offering or direct listing in a manner that gives effect to the Holders’ right to exchange of their shares of Series A Preferred Stock into InsuranceCo Common Units in accordance with Section 10 of the Certificate of Designations, and shall cooperate in good faith with the Holders in connection with, and keep the Holders reasonably apprised of, such efforts. Notwithstanding the foregoing, the Company, InsuranceCo and Holders representing at least a majority in interest of the Registrable Securities held by the Holders at the time in question may agree to defer any such InsuranceCo Exchange and the concurrent initial public offering or direct listing for an additional six (6) months or such other period of time as the parties mutually agree.

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(i)            In connection with any initial public offering or direct listing effected in accordance with this Section 2, each party hereto shall, from time to time, at the reasonable request of any other party hereto and without further consideration, execute and deliver, or cause to be executed and delivered, such additional documents, instruments, conveyances, and assurances and take or cause to be taken such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to give effect to the transactions contemplated hereby, including any initial public offering or direct listing.

2.2            Piggyback Registration.

(a)            If InsuranceCo shall determine to register any of its securities either (x) for its own account, (y) for the account of the Holders listed in Section 2.1 pursuant to the terms thereof, or (z) for the account of Other Unitholders (other than (A) a Registration relating solely to Qualifying Employee Units, (B) a Registration relating solely to a Rule 145 transaction under the Securities Act or (C) a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration Statement), InsuranceCo will, subject to the conditions set forth in this Section 2.2:

(i)	promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which InsuranceCo intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)	subject to Section 2.2(b) below and any transfer restrictions any Holder may be a party to, include in such Registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders. Such written request may specify all or a part of the Holders’ Registrable Securities and shall be received by InsuranceCo within ten (10) days after written notice from InsuranceCo is given under Section 2.2(a)(i) above. In the event any Holder requests inclusion in a Registration pursuant to this Section 2.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for the resale by such partners or members, if requested by such Holder.

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(b)            Underwriting. If the Registration of which InsuranceCo gives notice is for a Registered public offering involving an underwriting, InsuranceCo shall so advise each of the Holders as a part of the written notice given pursuant to Section 2.2(a)(i) above. In such event, the right of each of the Holders to Registration pursuant to this Section 2.2 shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose Registrable Securities are to be included in such Registration shall (together with InsuranceCo and the Other Unitholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form for secondary public offerings with the managing underwriter or underwriters selected for underwriting by InsuranceCo (and if the Registration was initiated by a Holder pursuant to Section 2.1, such underwriters must be selected by the Initiating Holder(s) and reasonably acceptable to InsuranceCo); provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of any Holder or Other Unitholder greater than the obligations of the Holders under Section 2.7(b) or Section 2.7(d). Notwithstanding any other provision of this Section 2.2, if any Registration in respect of which any Holder is exercising its rights under this Section 2.2 involves an underwritten public offering (other than a demand Registration pursuant to Section 2.1, in which case the provisions with respect to priority of inclusion in such Registration set forth in Section 2.1 shall apply) and the managing underwriter or underwriters advise InsuranceCo that in their view marketing factors require a limitation on the number of securities to be underwritten, then there shall be included in such underwritten offering the number or dollar amount of securities of InsuranceCo that in the opinion of the managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of securities of InsuranceCo shall be allocated for inclusion as follows: (i) first, all securities of InsuranceCo being sold by InsuranceCo for its own account or by any Person (other than a Holder) exercising a contractual right to demand registration; (ii) second, all Registrable Securities requested to be included by the Holders and securities of InsuranceCo being sold by any Person (other than a Holder) with similar piggyback registration rights, pro rata, based on the number of shares requested to be included in such registration by such Holders and such Persons; and (iii) third, among any other holders of securities of InsuranceCo requesting such registration, pro rata, based on the number of securities requested to be included in such registration by each such holder. For the avoidance of doubt, in the event any Initiating Holder exercises demand registration rights, such registration is an underwritten public offering and the managing underwriter advises that marketing factors require a limitation on the number of securities to be so underwritten, Registrable Securities of any Holders exercising piggyback rights under this Section 2.2 in connection with such offering and any securities to be included in such offering by the Initiating Holder(s) shall be included in such offering in the same priority and allocated on a pro rata basis, as set forth in clause (ii) above. If any of the Holders or any officer, director or Other Unitholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by providing written notice to InsuranceCo, the underwriter and the Initiating Holder(s). Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

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2.3            Required Shelf Registration Statement. If InsuranceCo shall become eligible to use Form S-3 (or any successor form), if requested by a Holder, InsuranceCo shall use reasonable best efforts to promptly, but within no later than ninety (90) days, file a Shelf Registration Statement on Form S-3 (or any successor form) registering all Registrable Securities then held by the Holders (the “Required Shelf Registration Statement”), and shall use reasonable best efforts to cause such Required Shelf Registration Statement to be continuously effective so long as there are any Registrable Securities outstanding. In connection with the Required Shelf Registration Statement, InsuranceCo will, subject to the terms and limitations of this Section 2, as promptly as reasonably practicable upon notice from any Holder requesting Registration in accordance with the terms of this Section 2.3, cooperate in any shelf take-down by amending or supplementing the Prospectus related to such Registration as may be reasonably requested by such Holder or as otherwise required to reflect the number of Registrable Securities to be sold thereunder.

2.4            Expenses of Registration. All Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section 2 shall be borne by InsuranceCo, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered (or, in the case of fees and disbursements of counsel and advisors to any Holders that do not constitute Registration Expenses, by the Holders as incurred).

2.5            Black-Out Periods. Unless InsuranceCo otherwise permits in writing, for so long as a Participating Holder has an officer, director, partner or senior employee serving as a member of the Board of Directors of InsuranceCo, such Participating Holder shall not make any offers or sales of Registrable Securities under a Registration Statement during any Scheduled Black-Out Period.

2.6            Registration Procedures. In the case of each Registration effected by InsuranceCo pursuant to this Section 2, InsuranceCo will keep the Participating Holders advised in writing as to the initiation of each Registration and as to the completion thereof. At its expense, InsuranceCo will:

(a)            as promptly as practicable, prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (i) reasonably requested by the Initiating Holder(s) (if any), (ii) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Participating Holder), or (iii) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

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(b)            notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as promptly as reasonably practicable after notice thereof is received by InsuranceCo (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (ii) to the extent any of the following relates to the Participating Holders or information supplied by the Participating Holders, of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if, at any time, the representations and warranties of InsuranceCo in any applicable underwriting agreement cease to be true and correct in all material respects, and (v) of the receipt by InsuranceCo or either of their respective legal counsels of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c)            promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when InsuranceCo becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of such Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, and when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(d)            use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any Prospectus or any Issuer Free Writing Prospectus;

(e)            deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that InsuranceCo consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

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(f)            subject to the terms set forth in Section 2.1(b)(i) and Section 2.3 hereof, on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Participating Holder reasonably (in light of such Participating Holder’s intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Holder to consummate the disposition of the Registrable Securities owned by such Participating Holder pursuant to such Registration Statement, except that InsuranceCo shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

(g)            make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings;

(h)            enter into such customary agreements (including underwriting and indemnification agreements) and take such other actions as the Initiating Holder(s) or the managing underwriter, if any, reasonably requests in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

(i)            use its reasonable best efforts to obtain for delivery to the managing underwriter, if any, an opinion or opinions from counsel for InsuranceCo dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to underwriters in an underwritten secondary public offering;

(j)            in the case of an underwritten offering, use reasonable best efforts to obtain for delivery to InsuranceCo and the managing underwriter, if any, a “comfort” letter from InsuranceCo’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten secondary public offering;

(k)            cooperate with each Participating Holder and the underwriters, if any, of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(l)            use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed or quoted on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by InsuranceCo are then listed; provided that InsuranceCo will not be deemed to be in breach of this clause (l) to the extent that InsuranceCo’s failure to achieve the minimum listing standards of the requested Exchange is caused by any action or inaction of any Participating Holder;

(m)            cooperate with the Participating Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold and not bearing any restrictive legends;

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(n)            in the case of an underwritten offering, make reasonably available the senior executive officers of InsuranceCo to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(o)            use its reasonable best efforts to procure the cooperation of InsuranceCo’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical security instruments into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s);

(p)            use its reasonable best efforts to take such actions as are under its control to become or remain a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act) and not become an ineligible issuer (as such term is defined in Rule 405 under the Securities Act) during the period when such Registration Statement remains in effect; and

(q)            make available for inspection by a representative of Participating Holders that are selling at least five percent (5%) of the Registrable Securities included in such Registration (and who is named in the applicable prospectus supplement as a Person who may be deemed to be an underwriter with respect to an offering and sale of Registrable Securities), the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or the managing underwriters(s), at the offices where normally kept, during reasonable business hours, financial and other records and pertinent corporate documents of InsuranceCo, and cause the officers, directors and employees of InsuranceCo to supply all information in each case reasonably requested by any such representative, managing underwriter, attorney or accountant in connection with such Registration Statement; provided, that if any such information is identified by InsuranceCo as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and shall sign customary confidentiality agreements reasonably requested by InsuranceCo prior to the receipt of such information. Notwithstanding the foregoing, InsuranceCo shall not be required to provide access to any information if doing so would reasonably be expected to waive privilege, violate applicable law or contractual confidentiality obligations, result in disclosure of competitively sensitive information, or adversely affect InsuranceCo or the Company, provided that InsuranceCo shall use reasonable best efforts to make appropriate substitute arrangements in a manner that avoids or reasonably mitigates any such waiver, violation or disclosure or adverse effect.

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2.7            Indemnification.

(a)            Indemnification by InsuranceCo. With respect to each Registration which has been effected pursuant to this Section 2, each of InsuranceCo and the Company agree to indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Participating Holders and each of its officers, directors, limited or general partners and members thereof, (ii) each member, limited or general partner of each such member, limited or general partner, (iii) each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each underwriter, if any, and each person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter, against any and all claims, losses, damages, penalties, judgments, suits, costs, liabilities and out-of-pocket expenses (or actions in respect thereof) (collectively, the “Losses”) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading), or (C) any violation by InsuranceCo or the Company, as applicable, of the Securities Act or the Exchange Act applicable to InsuranceCo and relating to action or inaction required of InsuranceCo in connection with any such Registration, qualification or compliance, and will reimburse each of the Persons listed above for any reasonable and documented legal and any other out-of-pocket expenses reasonably incurred in connection with investigating and defending any such Losses; provided, that neither InsuranceCo nor the Company, as applicable, will be liable in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission based upon written information furnished to InsuranceCo or the Company, as applicable, by the Participating Holders or underwriter and stated to be specifically for use therein.

(b)            Indemnification by the Participating Holders. Each of the Participating Holders agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, InsuranceCo and each of its directors and officers and each underwriter, if any, of InsuranceCo’s securities covered by such a Registration Statement, each Person who controls InsuranceCo (within the meaning of the Securities Act or the Exchange Act) or such underwriter, each other Participating Holder and each of their respective officers, directors, partners and members, and each Person controlling such Participating Holder (within the meaning of the Securities Act or the Exchange Act) against any and all Losses arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement (including any Prospectus or Issuer Free Writing Prospectus) or any other document incident to any such Registration, qualification or compliance (including any notification or the like) made by such Participating Holder in writing or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Participating Holder therein not misleading (in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made not misleading) and will reimburse the Persons listed above for any reasonable and documented legal or any other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such Losses, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to InsuranceCo by such Participating Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Participating Holders hereunder shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters, discounts and commissions) such Participating Holder receives in such Registration.

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(c)            Conduct of the Indemnification Proceedings. Each party entitled to indemnification under this Section 2.7(c) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 unless the Indemnifying Party is prejudiced thereby. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate legal counsel for all Indemnified Parties; provided, however, that where the failure to be provided separate legal counsel could potentially result in a conflict of interest on the part of such legal counsel for all Indemnified Parties, separate counsel shall be appointed for Indemnified Parties to the extent needed to alleviate such potential conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d)            If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Participating Holders hereunder shall be several and not joint and shall be limited to an amount equal to the net proceeds (after giving effect to any underwriters, discounts and commissions) such Participating Holder receives in such Registration and, provided, further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11.6 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.7(d), each Person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent and each director of InsuranceCo, each officer of InsuranceCo who signed a Registration Statement, and each Person, if any, who controls InsuranceCo or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as InsuranceCo or such selling Holder, as the case may be.

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(e)            Subject to the limitations on the Holders’ liability set forth in Section 2.7(b) and Section 2.7(d), the remedies provided for in this Section 2.7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or equity. The remedies shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and survive the transfer of such securities by such Holder.

(f)            The obligations of InsuranceCo and of the Participating Holders hereunder to indemnify any underwriter or agent who participates in an offering (or any Person, if any controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless InsuranceCo, each of its directors and officers, each other Participating Holder, and each Person who controls InsuranceCo (within the meaning of the Securities Act or the Exchange Act) or such Participating Holder against all Losses, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to InsuranceCo by such underwriter or agent expressly for use in such filings described in this sentence.

2.8            Participating Holders.

(a)            Each of the Participating Holders shall furnish to InsuranceCo such information regarding such Participating Holder and its partners and members, and the distribution proposed by such Holder, as InsuranceCo may reasonably request in writing and as shall be reasonably requested in connection with any Registration, qualification or compliance referred to in this Section 2.

(b)            The obligations of InsuranceCo under this Section 2, including any filing, effectiveness or other timing obligations, shall be tolled, and InsuranceCo shall not be deemed to be in breach of this Agreement, in each case to the extent any delay results from the failure of any Participating Holder to provide on a timely basis any information or cooperation reasonably requested by InsuranceCo, its counsel, the managing underwriter or any applicable governmental authority in connection with the applicable Registration or offering, provided that (i) InsuranceCo shall cooperate in good faith to promptly resolve the basis of any Participating Holder’s withholding or delay of such information or cooperation and (ii) in the event this Agreement is tolled with respect to any particular Registration or offering for more than a total of forty-five (45) days in the aggregate as a result of any Participating Holder(s) failure to provide such information or cooperation, a majority-in-interest of Registrable Securities held by the Participating Holders in such Registration or offering may elect to proceed without such non-cooperating Participating Holder(s), which shall each be deemed to have waived its right to participate in such Registration or offering (but not in respect of any future Registrations or offerings).

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(c)            In the event that, either immediately prior to or subsequent to the effectiveness of any Registration Statement, any Participating Holder shall distribute Registrable Securities to its partners or members, such Participating Holder shall so advise InsuranceCo and provide such information as shall be necessary to permit an amendment to such Registration Statement to provide information with respect to such partners or members, as selling security holders. As soon as is reasonably practicable following receipt of such information, InsuranceCo shall file an appropriate amendment to such Registration Statement reflecting the information so provided. Any incremental expense to InsuranceCo resulting from such amendment shall be borne by such Participating Holder.

(d)            Each Holder agrees that at the time that such Holder is a Participating Holder, upon receipt of any notice from InsuranceCo of the happening of any event of the kind described in Section 2.6(c), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus or until such Holder is advised in writing by InsuranceCo that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and, if so directed by InsuranceCo, such Holder shall deliver to InsuranceCo all copies, other than any permanent file copies then in such Holder’s possession, of the most recent Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities at the time of receipt of such notice. If InsuranceCo shall give such notice, InsuranceCo shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.6(c) to the date when InsuranceCo shall make available to such Holder a copy of the supplement or amended Prospectus or Issuer Free Writing Prospectus or is advised in writing that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

2.9            Rule 144. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without Registration, InsuranceCo agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of InsuranceCo under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements (or, if InsuranceCo is not required to file such reports, it will, upon the reasonable request of the Holders holding a majority of the then outstanding Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act).

2.10            Termination. The registration rights set forth in this Section 2 shall terminate and cease to be available as to any securities held by a Holder at such time as such Holder (after owning) first ceases to own any Registrable Securities.

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2.11            Lock-Up Agreements.

(a)            InsuranceCo agrees that, if requested by the managing underwriter in any underwritten public offering contemplated by this Agreement, it will enter into a customary “lock-up” agreement providing that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any InsuranceCo Common Units or securities convertible into or exchangeable or exercisable for InsuranceCo Common Units (subject to customary exceptions), for a period of up to sixty (60) days from the effective date of the Registration Statement pertaining to such InsuranceCo Common Units; provided, however, that any such lock-up agreement shall not prohibit InsuranceCo from directly or indirectly (i) selling, offering to sell, granting any option for the sale of or otherwise disposing of any Qualifying Employee Units (or otherwise maintaining its employee benefits plans in the ordinary course of business) or (ii) issuing InsuranceCo Common Units or securities convertible into or exchangeable for InsuranceCo Common Units upon exercise or conversion of any option, right or convertible or exchangeable security. Each Holder shall coordinate with other Holders and, to the extent the Holders are aware of Other Unitholders, Other Unitholders such that the total number of days that InsuranceCo will be subject to such restrictions (including similar restrictions pursuant to any registration rights agreements with any Other Unitholders) as may be in effect in any three hundred sixty (365) day period shall not exceed one hundred twenty (120) days.

(b)            In the event that any Holder is an Affiliate of InsuranceCo, if requested by the managing underwriter in any underwritten public offering permitted by this Agreement, such Holder will enter into a customary “lock-up” agreement providing that it will not sell, grant any option for the sale of, or otherwise dispose of any InsuranceCo Common Units outside of such public offering (subject to customary exceptions) for a period of up to sixty (60) days from the effective date of the Registration Statement pertaining to such InsuranceCo Common Units.

a)            Notwithstanding any provision of this Agreement to the contrary, in order for a Registration to be included as a Registration for purposes of this Section 2, the Registration Statement in connection therewith shall have been continually effective in compliance with the Securities Act and usable for resale for the full period established with respect to such Registration (except in the case of any suspension of sales pursuant to (i) a Scheduled Black-Out Period or (ii) Section 2.6(c) hereof, in which case such period shall be extended to the extent of such suspension).

b)            Notwithstanding any provision of this Agreement to the contrary, if InsuranceCo is required to file a post-effective amendment to a Registration Statement to incorporate InsuranceCo’s quarterly and annual reports and related financial statements on Form 10-Q and Form 10-K, InsuranceCo shall use its reasonable best efforts to promptly file such post-effective amendment and may postpone or suspend effectiveness of such Registration Statement for a period not to exceed thirty (30) consecutive days to the extent InsuranceCo determines necessary to comply with applicable securities laws; provided, that the period by which InsuranceCo postpones or suspends the effectiveness of a shelf Registration Statement pursuant to this Section 2.13 plus any suspension, deferral or delay pursuant to Section 2.6(c) shall not exceed sixty (60) days in the aggregate in any twelve (12)-month period.

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Section 3. MISCELLANEOUS

3.1            Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, SUCH COURTS AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

3.2            Interpretation; Headings. The parties hereto have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Unless the context otherwise requires, as used in this Agreement: (i) “or” shall mean “and/or”; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; and (vi) the term “Section” refers to the specified Section of this Agreement.

3.3            Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by prepaid first-class mail, by email or other means of electronic communication or by hand-delivery and addressed as follows:

if to the Company, to:

Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380

Attention:	General Counsel
Email:	joseph.valane@howardhughes.com

with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, New York 10281

Attention:	Andrew Levine
Email:	amlevine@jonesday.com

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And

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention:	Joel T. May
Email:	jtmay@jonesday.com

if to InsuranceCo, to:

Howard Hughes Insurance Holdings, LLC
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380

Attention:	David O’Reilly
Email:	David.O’Reilly@howardhughes.com

with a copy (which shall not constitute notice) to:

Jones Day

250 Vesey Street

New York, New York 10281

Attention:	Andrew Levine
Email:	amlevine@jonesday.com

And

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

Attention:	Joel T. May
Email:	jtmay@jonesday.com

if to the Purchaser, to:

Pershing Square Holdings, Ltd.
787 Eleventh Ave
New York, New York 10019

Attention:	Chief Legal Officer
Email:	legal@persq.com

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with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attention:	Scott D. Miller
Ken Li
Email:	millersc@sullcrom.com
liken@sullcrom.com

3.4            Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

3.5            Successors and Assigns. Neither this Agreement nor any right or obligation hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties hereto and any purported assignment in violation of this provision shall be void; provided, however, that the rights and obligations hereunder of the Purchaser may be assigned, in whole or in part, to any Person who acquires such Registrable Securities that (i) is an Affiliate of any of the Purchaser or (ii) is unable to immediately sell, without limitations (including, but not limited to, any limitation on volume or manner of sale) or restrictions under Rule 144, all Registrable Securities and other shares of InsuranceCo Common Units held by such Person (provided, that for this clause (ii), any such rights and obligations may be assigned solely with respect to such Registrable Securities) (each such Person described in clause (i) or (ii), a “Permitted Assignee”). Any assignment pursuant to this Section 3.5 shall be effective and any Person shall become a Permitted Assignee only upon receipt by InsuranceCo of (1) a written notice from the transferring Holder stating the name and address of the transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and, if fewer than all of the rights attributable to a Holder hereunder are to be so transferred, the nature of the rights so transferred and (2) a written instrument by which the transferee agrees to be bound by all of the terms and conditions applicable to a Holder of such Registrable Securities. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

3.6            Several Nature of Commitments. The obligations of each Holder hereunder are several and not joint and several, and relate only to the Registrable Securities held by such Holder from time to time. No Holder shall bear responsibility to InsuranceCo for breach of this Agreement or any information provided by any other Holder.

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3.7            Additional Unitholders. The parties hereto acknowledge that certain Persons may become unitholders of InsuranceCo and InsuranceCo may wish to grant such Persons registration rights with respect to the shares of InsuranceCo Common Units issued to such Persons. InsuranceCo may do so in its discretion so long as such registration rights are not inconsistent with the registration rights granted to the Holders hereunder and the terms of the Certificate of Designations, and, if any registration rights granted are more favorable than those provided to Holders of InsuranceCo Common Units hereunder, conforming changes reasonably acceptable to the Purchaser are made to this Agreement to provide Holders hereunder with substantially similar rights.

3.8            Entire Agreement. The Transaction Documents constitute the entire agreement of the parties and their Affiliates and supersede all prior and contemporaneous agreements, arrangements or understandings, whether written or oral, among the parties and their Affiliates with respect to the subject matter of this Agreement.

3.9            Amendment and Waiver. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, with (and only with) the written consent of (i) prior to the occurrence of an InsuranceCo Exchange of all outstanding Registrable Securities, the Company, InsuranceCo and the Holders holding a majority of the then outstanding Registrable Securities (and any such amendment shall apply to all Holders and all of their Registrable Securities) and (ii) from and after the occurrence of an InsuranceCo Exchange of all outstanding Registrable Securities, InsuranceCo and the Holders holding a majority of the then outstanding Registrable Securities (and any such amendment shall apply to all Holders and all of their Registrable Securities); provided, however, that, notwithstanding the foregoing, no amendment to this Agreement may adversely affect the rights of a Holder hereunder without the prior written consent of such Holder; provided, further, that, notwithstanding the foregoing, additional Holders may become party hereto upon an assignment of rights and obligations hereunder pursuant to Section 3.5; provided, further, however, that other than as set forth in Section 3.5, InsuranceCo may not add additional parties hereto without the consent of Holders holding a majority of the then outstanding Registrable Securities. The observance of any term of this Agreement may be waived by the party or parties waiving any rights hereunder; provided, that any such waiver shall apply to all Holders and all of their Registrable Securities only if made by Holders holding a majority of then-outstanding Registrable Securities.

No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

3.10            Injunctive Relief. The parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that each of the parties shall be entitled to an injunction or injunctions (without necessity of proving damages or posting a bond or other security) to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in addition to any other applicable remedies at law or equity.

D-26

3.11            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (B) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

3.12            No Inconsistent Agreements. Each of the Company and InsuranceCo is not currently a party to any agreement which is, or could be inconsistent with, the rights granted to the Holders by this Agreement.

3.13            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.14            Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via email or other electronic transmission), it being understood that each party need not sign the same counterpart.

3.15            Interpretation of This Agreement. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

[Remainder of Page Intentionally Left Blank]

D-27

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

HOWARD HUGHES HOLDINGS INC.

By:
	Name:	David O’Reilly
	Title:	Chief Executive Officer
Howard Hughes Insurance Holdings, LLC

By:
	Name:	David O’Reilly
	Title:	Chief Executive Officer

PERSHING SQUARE HOLDINGS, LTD.

By:
	Name:	Rupert Morley
	Title:	Director

[Signature Page to Registration Rights Agreement]

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